Exhibit 99.1

SAGALIAM ACQUISITION CORP. ANNOUNCES RECEIPT OF NASDAQ LISTING DELINQUENCY LETTER AND APPOINTMENT OF INDEPENDENT DIRECTORS

New York, NY July 28, 2023 – Sagaliam Acquisition Corp. (NASDAQ: “SAGAU”, “SAGA”, “SAGAR”) (“we”, “us”, “our”, or the “Company”) announced today that it received a delinquency notification letter (“Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) on July 25, 2023 due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (the “Form 10-Q”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Notice states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date for filing the Form 10-Q or until November 20, 2023, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

As previously disclosed, the Company requires additional time to prepare, review and finalize its financial statements, and its auditors have not completed their audit of the financial statements. The Company is continuing in its efforts to file the Form 10-Q as soon as reasonably practicable.

Additionally, we are pleased to announce that Ronnie Richardson, Krystine Miller, and Travis Richardson are joining our Board of Directors. We are committed to working together on documentation and due diligence, and expeditiously moving towards closing for the benefit of all investors.

This announcement is made in compliance with Nasdaq Listing Rule 5250(b)(2).

About Sagaliam Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on March 31, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

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Forward Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Company’s ability to enter into a definitive business combination agreement and Company’s ability to obtain the financing necessary to consummate the potential business combination transaction. These statements are based on various assumptions and on the current expectations of Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Company. These forward-looking statements are subject to a number of risks and uncertainties, including: Company’s ability to enter into a definitive agreement with respect to the proposed business combination or consummate a transaction; the risk that the approval of the stockholders of Company for the potential transaction is not obtained; failure to realize the anticipated benefits of the potential transaction, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Company; the amount of redemption requests made by Company’s stockholders and the amount of funds remaining in Company’s trust account after satisfaction of such requests; those factors discussed in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” and other documents of Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Company presently does not know or that Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Company’s expectations, plans or forecasts of future events and views as of the date hereof. Company anticipates that subsequent events and developments will cause Company’s assessments to change. However, while Company may elect to update these forward-looking statements at some point in the future, Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Company’s assessments as of any date subsequent to the date of this disclosure statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACT INFORMATION

Sagaliam Acquisition Corp.,

Barry Kostiner, Chief Executive Officer

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

Tel: (213) 616-0011

bkostiner@fintecham.com

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